UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
 October 1, 2006

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

000-18911	81-0519541
(Commission File Number)	(IRS Employer Identification No.)

49 Commons Loop Kalispell, Montana 59901
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01 Other Events

          On October 1, 2006, Glacier Bancorp, Inc. (NASDAQ “GBCI”) announced the completion of the acquisition of Citizens Development Company (“Citizens”) for a total purchase price of $78,627,000.  As a result of the merger, the bank subsidiaries of Citizens (Citizens State Bank, Hamilton, Montana; First Citizens Bank of Billings, Billings, Montana; First National Bank of Lewiston, Lewiston, Montana; Western Bank of Chinook, N.A., Chinook, Montana; and First Citizens Bank, N.A., Columbia Falls, Montana) became wholly owned bank subsidiaries of GBCI.  As a condition to closing imposed by the bank regulators, GBCI has entered into a definitive agreement with Bank of the Rockies to divest the Lewistown branch of its subsidiary, Western Security Bank.

          A copy of the press release is attached as Exhibit 99 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits

          (d)     Exhibits

(99)	Press Release dated October 1, 2006 issued by Glacier Bancorp, Inc. announcing the completion of the acquisition of Citizens Development Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2006	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick

Michael J. Blodnick
President & Chief Executive Officer